Exhibit  3.2


                            CERTIFICATE  OF  AMENDMENT

                                     OF  THE

                            ARTICLES  OF  INCORPORATION

                                       OF

                              MAG  ENTERPRISES,  INC.

pursuant to Sections 16-10-54 and 16-10-55 of the Business Corporation Law of the State of Utah.

      The undersigned, being the President and Secretary of MAC Enterprises, Inc., hereby certify that:

      a)  The  name  of  the  corporation  is  MAG  Enterprises,  Inc.

      b) The certificate, of incorporation of the corporation was filed by the Secretary of State on July 30, 1980.

      c) Article "IV" of the certificate of incorporation of the corporation, which deals with authorized shares is hereby amended so as to allow the office of the corporation to be located wherever the Board of Directors may from time to time determine and to amend Article "8" so as to change the registered office and registered agent as such address. The new Articles shall read as follows:

(A)  Article  IV

      The aggregate number of shares which this Corporation shall have authority to issue is one hundred million (100,000,000) shares of par value stock at $.0001 per share. All stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

                                                             -continued-

(B)  Article  VIII

      The principal place of business, of the corporation shall be located at such place as the Board of Directors shall from time to time determine by formal resolution approved by a majority of said Board of Directors. The principal place of business at the present time is 21 Heusted Drive, Old Greenwich, Ct. 06870.

            d) The foregoing amendments to the Articles of Incorporation were adopted at a Special Meeting of Shareholders of the Corporation held on May 26, 1983.

            e) At the time of the Meeting there were 5,500,000 issued and outstanding shares of Common Stock of the Corporation all of which were entitled to vote on all matters brought before the Special Meeting of Shareholders. No class of shares was entitled to vote out any motion as a class.

            f) There were 3,048,500 votes for the adoption of the foregoing amendments and 500,000 shares against adoption.

            g) Although the amendments do not provide for an exchange reclassification or cancellation of issued shares by their stated terms, the effect of the amendment to Article IV will require the retirement of currently held certificates. To effectuate this, the shareholders also adopted the following resolution with the same numbers of votes being cast for and against as were being cast for and against as were cast for the motion to amend the Articles at Incorporation:

            Resolved, that subsequent to the amendment to the Certificate of Incorporation changing the authorized capital stock from 50,000,000 shares of $.001 par value common stock to 100,000,000 shares of $.0001, par value common stock, the Corporation retire the 5,500,000 presently issued shares of common stock by exchanging such shares on a one to one basis for 5,500,000 shares of $.000l par value common stock.

                                                               -continued-

            h) The changing of the authorized capital stock from 50,000,000 shares of $.O1 par value common stock 100,000,000 shares of $.000l par value common stock results in a reduction of the stated capital value of the company's common stock from $500,000 to $100,000 stated capital value.

            IN WITNESS WHEREOF the undersigned have hereunto signed these Articles of Amendment this 11th of JULY, 1983.


                                               /s  /  John  T.  Lisesby
                                               -------------------------------
                                               John  T.  Lisesby  -  President


                                               /s  /  Donald  J.  Sheppard
                                               ------------------------------
                                               Donald  J.  Sheppard  - Secretary



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


                              VERIFICATION  OF  THE
                            CERTIFICATE  OF  AMENDMENT

STATE  OF  NEW  JERSEY   )
                         ss:
COUNTY  OF  ESSEX        )

                                                ,  being  duly sworn deposes and
says that he is the Secretary of MAG Enterprises, Inc.; the corporation named in the foregoing certificate of amendment; that he has read and signed the same;
and  that  the  statements  contained  hereto  are  true.


                                               /s  /  Donald  J.  Sheppard
                                               ------------------------------
                                               Donald  J.  Sheppard  - Secretary

Sworn  to  before  me  this
11th  day  of  July,  1983.


/s/  [ILLEGIBLE]
-----------------------------


                                 State  of  Utah
                             Department  of  Commerce
                  Division  of  Corporation  and  Commercial  Codes

      I hereby certify that the foregoing has been read and approved on the 10th day of July, 1993 in the office of this Division and hereby leave this Certificate thereof.

Examiner  /s/  [ILLEGIBLE]  Date  9/10/93
         ---------------      -------
[SEAL]

/s/  KORLA  T.  WOODS
     Division  Director
     -----------------


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